EXHIBIT 5.1

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

                                 Jenkens & Gilchrist Parker Chapin LLP

                                          THE CHRYSLER BUILDING                     AUSTIN, TEXAS
                                           405 LEXINGTON AVENUE                    (512) 499-3800
                                         NEW YORK, NEW YORK 10174
                                                                                  CHICAGO, ILLINOIS
                                                                                   (312) 425-3900

                                              (212) 704-6000                       DALLAS, TEXAS
                                         FACSIMILE (212) 704-6288                  (214) 855-4500

                                                                                  HOUSTON, TEXAS
                                             www.jenkens.com                      (713) 951-3300

                                                                               LOS ANGELES, CALIFORNIA
                                                                                   (310) 820-8800

                                                                                  SAN ANTONIO, TEXAS
                                                                                   (210) 246-5000

                                                                                  WASHINGTON, D.C.
                                                                                   (202) 326-1500
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                               December 20, 2004

Ramp Corporation
33 Maiden Lane
New York, New York 10038

         Re:      Ramp Corporation

Dear Sir or Madam:

                  We have acted as counsel to Ramp Corporation, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering an aggregate of 5,500,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), upon the issuance of restricted shares of Common Stock or shares of Common Stock upon the exercise of options which have been, or may from time to time be, granted by the Company to employees (including officers and directors who are employees) of the Company, and to consultants and directors who are not employees of the Company, and to current and former employees of the Company to whom the Company has commitments and obligations, under the Company's 2005 Stock Incentive Plan (the "Plan"), and such additional indeterminate number of shares of Common Stock as may be issued under the anti-dilution provisions of the Plan.

                  In rendering the opinions expressed below, we have examined the Restated Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, and minutes of meetings of the board of directors of the Company held on September 15, 2004, and the stockholders of the Company held on November 18, 2004, approving and adopting the Plan. In addition, we have examined and relied upon such other matters of law, certificates and examinations of public officials as we have deemed relevant to the rendering of this opinion. We have not examined the form of agreement in respect of the grant of restricted shares of Common Stock or options granted under the Plan. We have, however, examined the form of agreement which the Company has advised us is the form of agreement used by it under the Plan. We have also been informed by the Company that each agreement between the Company and a holder under the Plan is substantially in the form of the agreement we have examined. In all of our examinations, we have assumed the accuracy of all information furnished to us and the genuineness of all documents and the conformity to originals of all documents submitted to us as certified, conformed, facsimile or photostatic copies thereof, as well as the genuineness of all signatures on all such documents.


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Ramp Corporation
December 20, 2004
Page 2


                  Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

                  Finally, we are counsel admitted to practice only in the State of New York, and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the General Corporation Law of the State of Delaware and the United States of America.

                  Based upon and subject to the foregoing, we are of the opinion that the shares of the Company's Common Stock to be issued pursuant to restricted stock agreements or upon exercise of options granted or to be granted under the Plan will be, when issued pursuant to the provisions of the Plan, legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of a copy of this opinion as an exhibit to the Company's Registration Statement with respect to the Plan. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-K promulgated under the Act.

                                   Very truly yours,



                                   JENKENS & GILCHRIST PARKER CHAPIN LLP